Exhibit 10.22

BERONI GROUP LIMITED

TERMS AND CONDITIONS OF DIRECTOR AND EMPLOYEE SHARE OPTIONS PLAN

The terms and conditions of the Director and Employee Share Options (“Options”) Plan are as follows:

(a)	Entitlement

Each Option entitles the holder to subscribe for one Ordinary Share (“Share”) upon exercise of the Option.

(b)	Exercisability of the Option

The Option may only be exercised to the extent that such Option shall have become vested and exercisable. The conditions to vesting set forth in paragraph (c) hereof requires continued employment of the Optionholder by the Company through each applicable vesting date as a condition to the vesting of the applicable portion of the Option.

(c)	Exercise Price

Subject to paragraph (i), the amount payable upon exercise of each Option will be equal to that price which is based on the following performances:

Vesting condition	Exercise Price

Company is listed on Nasdaq Stock Market	US$	1.25

Company reports a consolidated annual revenue of:
(1) US$2,000,000	US$	1.25
(2) US$3,000,000	US$	1.75
(3) US$4,000,000	US$	2.25

One clinical trial advances to the next phase	US$	1.50

The current market price of the Company’s shares on the NSX is A$1.25 (or US$0.86 as of 30 June 2022).

The amount of total consolidated revenue can be achieved by the Company through an acquisition of a third party, whether structured as a share or asset transaction.

(d)	Expiry Date

Each Option will expire at 5:00 pm (AEST) on that date which is three (3) years after the date that they are issued (Expiry Date). Any Option not exercised before the Expiry Date will automatically lapse on the Expiry Date. The Expiry Date was extended by one year to 30 June 2025.

(e)	Exercise Period

Once vested, that portion of the Option will be exercisable by the Optionholder for a period of ninety (90) days following the date of vesting (or the “Exercise Period”). If not exercised by the Optionholder during the Exercise Period, any vested portion of the Option will lapse and no longer be exercisable by the Optionholder.

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(f)	Notice of Exercise

The Options may be exercised during the Exercise Period by notice in writing to the Company in the manner specified on the Option certificate (Notice of Exercise) and payment of the Exercise Price for each Option being exercised in Australian currency by electronic funds transfer or other means of payment acceptable to the Company.

(g)	Exercise Date

A Notice of Exercise is only effective on and from the later of the date of receipt of the Notice of Exercise and the date of receipt of the payment of the Exercise Price for each Option being exercised in cleared funds (Exercise Date).

(h)	Timing of issue of Shares on exercise

Within 15 Business Days after the Exercise Date, the Company will:

(i)	issue the number of Shares required under these terms and conditions in respect of the number of Options specified in the Notice of Exercise and for which cleared funds have been received by the Company;

(ii)	if required, give NSX a notice that complies with section 708A(5)(e) of the Corporations Act, or, if the Company is unable to issue such a notice, lodge with ASIC a prospectus prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(11) of the Corporations Act to ensure that an offer for sale of the Shares does not require disclosure to investors; and

(iii)	apply for official quotation on the NSX of Shares issued pursuant to the exercise of the Options.

If a notice delivered under (g)(ii) for any reason is not effective to ensure that an offer for sale of the Shares does not require disclosure to investors, the Company must, no later than 20 Business Days after becoming aware of such notice being ineffective, lodge with ASIC a prospectus prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(11) of the Corporations Act to ensure that an offer for sale of the Shares does not require disclosure to investors.

If admitted to the official list of Nasdaq Stock Market at the time, the Shares purchasable upon the exercise of the Option will constitute “restricted securities” under the US federal securities laws inasmuch as they will be acquired from the Company in transactions not involving a public offering and, accordingly, may not, under such laws and applicable regulations, be resold or transferred without registration under the US Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption from such registration.

(i)	Shares issued on exercise

Shares issued on exercise of the Options rank equally with the then issued shares of the Company.

(j)	Reconstruction of capital

If at any time the issued capital of the Company is reconstructed, all rights of an Optionholder are to be changed in a manner consistent with the Corporations Act and the NSX Listing Rules at the time of the reconstruction.

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(k)	Participation in new issues

There are no participation rights or entitlements inherent in the Options and holders will not be entitled to participate in new issues of capital offered to Shareholders during the currency of the Options without exercising the Options.

(l)	Change in Exercise Price

An Option does not confer the right to a change in Exercise Price or a change in the number of underlying securities over which the Option can be exercised.

(m)	Transferability

The Options are NOT transferable.

(n)	Cashless Exercise

In lieu of paying the aggregate Exercise Price under (b), an Optionholder may elect to receive, without payment of cash or other consideration, upon surrender of the applicable portion of exercisable Options to the Company, a number of Shares determined in accordance with the following formula (a Cashless Exercise):

A = [B x (C – D)]/ C

where:

A = the number of Shares (rounded down to the nearest whole number) to be issued to the Optionholder pursuant to this paragraph (m);

B = the number of Shares otherwise issuable upon the exercise of the Option or portion of the Options being exercised;

C = the Market Value of one Share determined as of the date of delivery to the Company Secretary of the Notice of Exercise; and

D = the Exercise Price.

For the purposes of this paragraph (m), Market Value means, at any given date, the volume weighted average price per Share traded on the NSX or Nasdaq (whichever is higher) over the five (5) trading days immediately preceding that given date.

(o)	Quotation

The Company does not intend to apply for the quotation of the Options on NSX.

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